UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2019

AVID BIOSERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32839	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2642 Michelle Drive, Suite 200, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2019, the Compensation Committee of the Board of Directors of Avid Bioservices, Inc. (the “Company”), approved a modification to the relocation benefits payable to Roger J. Lias, Ph.D., the Company’s President and Chief Executive Officer, under the terms of his employment.

As previously reported, the Company agreed to provide Dr. Lias with a monthly housing stipend of up to $3,200 per month for a period of up to thirty-six (36) months, or his earlier permanent relocation to Orange County, California. The foregoing amounts will be grossed up to offset federal and California income taxes. In the event that Dr. Lias relocates to Orange County, California within the foregoing thirty-six (36) month period, the Company will pay to Dr. Lias a relocation bonus of $50,000 to cover the costs associated with the relocation. The relocation bonus will not be grossed up for federal or California income tax purposes.

As modified by the Compensation Committee on February 21, 2019, in the event that Dr. Lias permanently relocates to Orange County, California by October 1, 2019, the Company will pay to Dr. Lias a relocation bonus in the amount of $50,000, which will not be grossed up for federal and California income taxes. In the event that Dr. Lias relocates after October 1, 2019, but prior to the expiration of the above thirty-six (36) month period, the amount of such bonus will be reduced proportionately to zero if Dr. Lias does not relocate by the expiration of the thirty-six (36) month period. The relocation bonus will not be grossed up to offset federal and California income taxes. As further modified by the Compensation Committee on February 21, 2019, in the event that Dr. Lias relocates to Orange County, California within the thirty-six (36) month period, the Company will reimburse Dr. Lias for his relocation expenses incurred in an amount not to exceed $50,000, in lieu of paying such amount to him as a bonus as originally structured. With respect to the relocation bonus and the reimbursement of relocation expenses, in the event that Dr. Lias terminates his employment (i) within six months following such relocation, he will continue to be required to return to the Company one hundred percent (100%) of the relocation bonus, or (ii) during months seven (7) through twenty-four (24) following such relocation, he will be required to return a pro-rata portion of the relocation bonus.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID BIOSERVICES, INC.

Date: February 27, 2019	By: /s/ Daniel R. Hart
Daniel R. Hart

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